Exhibit n.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our reports (a) dated February 26, 2019, with respect to the consolidated financial statements of Portman Ridge Finance Corporation (formerly known as “KCAP Financial, Inc.”) as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018, (b) dated February 26, 2019, with respect to the effectiveness of internal control over financial reporting of Portman Ridge Finance Corporation as of December 31, 2018, and (c) dated October 15, 2019 with respect to the senior securities table of Portman Ridge Finance Corporation, included in the Registration Statement (Post-Effective Amendment No. 4 to Form N-2 No. 333-218596) and related Prospectus of Portman Ridge Finance Corporation relating to the offering of $250,000,000 of Portman Ridge Finance Corporation securities.

/s/ Ernst & Young LLP

New York, New York

December 23, 2019